                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement              [ ]  Confidential, for use of the
[ ] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Section
    240.14a-11(c) or Section 240.14a-12]

                          FIRST COMMERCIAL CORPORATION
      ------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)

                          FIRST COMMERCIAL CORPORATION
    ------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1)  Title or each class of securities to which transaction applies:

 (2)  Aggregate number of securities to which transaction applies

 (3) Per unit price or other underlying value of transaction computed pursunat to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 (4)  Proposed maximum aggregate value of transaction:

 (5)  Total fee paid:

 [ ]  Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

                        FIRST COMMERCIAL CORPORATION
                          400 West Capitol Avenue
                        Little Rock, Arkansas  72201

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD
                               April 16, 1996
                          ------------------------

To the Shareholders of First Commercial Corporation:

    Notice is hereby given that the annual meeting of shareholders of First Commercial Corporation ("Company") will be held at the Arkansas' Excelsior Hotel, Grand Ballroom, Three Statehouse Plaza, Little Rock, Arkansas, on Tuesday, April 16, 1996, at 3:00 p.m. local time for the following purposes:

      1.  To elect six (6) Directors.

      2. To amend the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 34,000,000 to 50,000,000.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record on February 22, 1996, will be entitled to vote at the meeting or any adjournment thereof.

    The Company's Proxy Statement and 1995 Annual Report to Shareholders are enclosed.

    Shareholders are cordially invited to attend the meeting in person. Management requests that you sign and return the enclosed proxy card as promptly as possible, regardless of whether or not you plan to be present in person. A postage paid envelope is enclosed for your convenience in returning your proxy.

                                          By Order of the Board of Directors,

                                            /s/ Donna Rogers

                                          Donna B. Rogers, Secretary
Little Rock, Arkansas
March 18, 1996

                             YOUR VOTE IS IMPORTANT

    YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING BY WRITTEN NOTICE TO THE SECRETARY OF THE BOARD OF DIRECTORS OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         FIRST COMMERCIAL CORPORATION
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                         ----------------------------
                                PROXY STATEMENT
                         ANNUAL SHAREHOLDERS MEETING
                                April 16, 1996
                         ---------------------------

         Approximate date proxy material first sent to shareholders:
                                March 18, 1996

                           SOLICITATION OF PROXIES

    This Proxy Statement is furnished to the shareholders of First Commercial Corporation ("Company") in connection with solicitation of proxies for the purposes stated herein by the Company's Board of Directors for use at the annual meeting of shareholders ("Annual Meeting") to be held at the Statehouse Conference Center, Five Statehouse Plaza, Little Rock, Arkansas, on April 16, 1996, at 3:00 p.m. local time, or any adjournment thereof. Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors or employees of the Company. All expenses incurred in such solicitation will be paid by the Company. The shares represented by proxy will be voted in accordance with the directions therein, unless the proxy is received in such form or at such time as to render it ineligible to be voted or unless properly revoked. If no directions are given in the proxy, it will be voted "FOR" all of the proposals identified in the proxy and discussed herein. If other matters of business properly come before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment on such matters.

                              REVOCATION OF PROXY

    The Company encourages the personal attendance of shareholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the same by so informing, in writing, the Secretary of the Board of Directors of the Company at any time prior to its use or by attending the meeting and voting in person.

    The proxy shall not confer the authority to vote at any meeting of shareholders other than the Annual Meeting or any adjournment thereof.

        OUTSTANDING SHARES; VOTING RIGHTS; VOTE REQUIRED FOR APPROVALS

    At the close of business on February 22, 1996, the record date for the meeting, the Company had outstanding 27,353,428 shares of $3.00 par value per share common stock, each of which is entitled to one vote on all matters to be presented at the Annual Meeting. Each nominee for Director, to be elected, must receive a plurality of the votes cast for that position. Cumulative voting for directors is not permitted. Approval of the proposed amendment requires that the number of votes cast at the meeting in favor of the amendment exceeds the number of votes cast opposing the amendment. Abstentions will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. If shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will count toward the existence of a quorum.

                          PRINCIPAL HOLDERS OF SHARES

    Listed in the following table are those shareholders, as of February 22, 1996, who owned beneficially more than 5% of the Company's common stock and the number of shares owned by the named executive officers in the Summary Compensation Table and by all Directors and Executive Officers as a group:

                                                                 Percentage of
            Name and Address of                  Amount of       Common Stock
              Beneficial Owner              Beneficial Ownership  Outstanding
 ------------------------------------------ -------------------- -------------
  Charles H. Murphy
  Union Building, Suite 400
  El Dorado, Arkansas .....................       1,717,862           6.28%

  Barnett Grace ...........................         402,227 (1)       1.47%

  Jack Fleischauer, Jr. ...................           4,616 (2)        .02%

  Edwin P. Henry ..........................         110,341 (3)        .40%

  Neil S. West ............................           9,029 (4)        .03%

  Bill I. Crutchfield .....................          89,148 (5)        .33%

  All Directors and Executive Officers
   as a Group .............................       7,177,208 (6)      26.05%
----------
(1) For information with regard to form of ownership, see the footnotes to the table that appears in "Election of Directors."

(2) Includes an interest in 237 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 4,269 shares granted under the 1987 Incentive and Nonqualified Stock Option Plan.

(3) Includes an interest in 24,885 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 72,705 shares granted under the 1987 Incentive and Nonqualified Stock Option Plan.

(4) Includes an interest in 944 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 7,878 shares granted under the 1987 Incentive and Nonqualified Stock Option Plan.

(5) Includes an interest in 1,006 shares under the Company's payroll based stock ownership plan.

(6) Includes interests in 111,145 shares under the Company's payroll based stock ownership plan and employee stock ownership plan and includes exercisable options for 196,156 shares granted under the 1987 Incentive and Nonqualified Stock Option Plan.

                             ELECTION OF DIRECTORS

    Six (6) persons have been nominated for election as directors at the Annual Meeting to serve for a term of three years, with the exception of Directors Bowen and Cupp, who have been nominated for a term of one year. Such persons and the ten (10) directors whose terms have not expired will serve as the full Board of Directors of the Company. Should any of the nominees listed below become unavailable for election for any reason, presently unknown, the persons named in the enclosed proxy will vote for the election of such other person or persons as management may recommend. For information regarding the composition of the Company affiliate banks' Boards of Directors, see the listing in the Company's Annual Report to Shareholders accompanying this Proxy Statement.

   The following table presents for each nominee and present director of the Company his principal occupation, the number of shares of common stock of the Company beneficially owned at February 22, 1996, and certain other information.

                                                                Percentage
                                                  Common Stock   of Common
    Name and Principal Occupation       Director  Beneficially    Stock
          or Employment (1)        Age   Since      Owned (2)   Outstanding
    ----------------------------- ----- -------- -------------- -----------
(A) John W. Allison
    President and Chief Executive
    Officer, Spirit Homes, Inc.     49    1985     699,147(5)       2.56%

(D) Truman Arnold
    Chairman and Chief Executive
    Officer, Truman Arnold
    Companies, Inc.                 58    1994     833,473(6)       3.05%

(B) William H. Bowen
    Retired Chairman of the Company
    Dean, University of Arkansas at
    Little Rock School of Law       72    1971     627,300(3)(7)    2.29%

(C) Peggy Clark
    Manager/Partial Owner,
    Clark Timberlands               46    1994       1,229           .00%

(C) Robert G. Cress
    Chairman and Chief Executive
    Officer, J.A. Riggs
    Tractor Company                 63    1985      25,697           .09%

(B) Cecil W. Cupp, Jr.
    Retired Chairman,
    Arkansas Bank & Trust
    Company                         71    1990     709,146(8)       2.59%

(A) Barnett Grace
    Chairman, President and
    Chief Executive Officer of
    the Company                     51    1981     402,227(3)(4)(9)  1.47%

                                                                Percentage
                                                  Common Stock   of Common
    Name and Principal Occupation       Director  Beneficially    Stock
          or Employment (1)        Age   Since      Owned (2)   Outstanding
    ----------------------------- ----- -------- -------------- -----------
(D) Frank D. Hickingbotham
    Chairman,
    TCBY Enterprises, Inc.          59    1995   1,365,414          4.99%

(C) Walter E. Hussman, Jr.
    Publisher,
    Arkansas Democrat-Gazette       49    1994       1,992(10)       .01%
    -------------------------

(D) Frederick E. Joyce, M.D.
    Physician                       61    1994     217,893           .80%

(A) Jack G. Justus
    Executive Vice President,
    Arkansas Farm Bureau
    Federation                      64    1984       6,964(11)       .03%

(C) William M. Lemley
    Retired Associate Professor
    of Accounting, Arkansas Tech
    University                      68    1987      30,272(12)       .11%

(E) Charles H. Murphy, Jr.
    Retired Chairman,
    Murphy Oil Corporation          76    1984   1,717,862          6.28%

(A) Michael W. Murphy
    President,
    Marmik Oil Company              48    1985       7,837(13)       .03%

(C) William C. Nolan, Jr.
    Nolan & Alderson, Attorneys     56    1989      43,541(14)       .16%

(C) Sam C. Sowell
    Chairman,
    Harvey Press, Inc.              62    1976      25,613(15)       .09%

(D) Paul D. Tilley
    President and Chief
    Executive Officer, Highland
    Resources, Inc.                 54    1989     123,079(16)       .45%
---------------
(A)  Nominee for election at this year's annual meeting for a three year term.

(B)  Nominee for election at this year's annual meeting for a one year term.

(C)  Term expires at annual meeting in 1997.

(D)  Term expires at annual meeting in 1998.

(E) Charles H. Murphy, Jr.'s term expires at this year's annual meeting, but he will remain as Chairman Emeritus of the Executive Committee of the Board of Directors.

(1) All persons have been engaged in the occupation identified in the foregoing table for at least five years with the exception of William H. Bowen, Cecil W. Cupp, Jr., William M. Lemley and Charles H. Murphy, Jr.. Mr. Bowen's retirement was effective December 31, 1990, and his employment with the University of Arkansas School of Law began in July 1995. Mr. Bowen also served as President and Chief Executive Officer to Healthsource Arkansas Ventures, Inc., from September 1993 to December 1995. Mr. Lemley's retirement was effective May 16, 1992. Mr. Cupp's and Mr. Murphy's retirements were effective December 31, 1994.

(2) All shares listed are owned of record, except as described in notes (3) through (16).

(3) Includes interests in the Company's common stock under the Company's payroll based stock ownership plan and employee stock ownership plan as of December 31, 1994, which interests include sole voting power with respect to the shares, as follows: Mr. Bowen (27,652) and Mr. Grace (27,514).

(4) Includes exercisable options granted under the 1987 Incentive and Nonqualified Stock Option Plan as follows: Mr. Grace (84,740).

(5) John W. Allison owned of record 582,693 shares; 12,667 shares were owned by his wife; 13,362 shares were owned by various trusts for which Mr. Allison is trustee with the right to vote such shares; 90,425 shares were owned by Capital Buyers, Inc., of which Mr. Allison is President.

(6) Truman Arnold owned of record 526,540 shares; 80,625 shares, of which Mr. Arnold has the right to direct the voting, were owned by a trust; 187,400 shares were owned by Truman Arnold Companies, Inc., of which Mr. Arnold is Chairman and Chief Executive Officer; 38,908 shares, of which Mr. Arnold has the right to direct the voting, were owned by Truman Arnold Companies, Inc., Retirement Trust.

(7) William H. Bowen owned of record 517,064 shares; 82,584 shares were owned by his wife.

(8) 706,203 shares were owned by a trust for which Cecil W. Cupp, Jr. is trustee with the right to vote such shares; 2,943 shares were owned by a trust for which his wife is trustee with the right to vote such shares.

(9) Barnett Grace owned of record 194,839 shares; 1,678 shares were owned by his wife; 93,456 shares were owned by various trusts for which Mr. Grace is trustee with the right to vote such shares.

(10) Walter E. Hussman, Jr., owned of record 1,439 shares; 553 shares were owned by various trusts for which Mr. Hussman is trustee with the right to vote such shares.

(11) Jack G. Justus owned 6,964 shares jointly with his wife.

(12) William M. Lemley owned of record 2,952 shares; 27,320 shares were owned by his wife.

(13) Michael W. Murphy owned of record 2,371 shares; 1,653 shares were owned by his wife; 3,813 shares were owned by trusts for which Mr. Murphy is trustee with the right to vote such shares.

(15) Sam C. Sowell owned of record 10,138 shares; 15,475 shares were owned jointly with his wife.

(16) Paul D. Tilley owned of record 2,223 shares; 120,856 shares were owned by Highland Resources, Inc., of which Mr. Tilley is President and Chief Executive Officer.

    The following directors occupy directorships in other registered companies as indicated:

            William H. Bowen             TCBY Enterprises, Inc.

            Frank D. Hickingbotham       TCBY Enterprises, Inc.

            Frederick E. Joyce, M.D.     Southwestern Electric Power Company

            Charles H. Murphy, Jr.       Murphy Oil Corporation

            Michael W. Murphy            Murphy Oil Corporation

            William C. Nolan, Jr.        Murphy Oil Corporation

                               OTHER INFORMATION

    The Board of Directors of the Company held twelve meetings during 1995. The Board of Directors has Audit and Compensation committees. The Board of Directors does not have a standing nominating committee.

    The Audit Committee, which met six times during 1995, presently consists of Directors Clark, Cress and Lemley. The functions of the Audit Committee are
(a) to review and approve the adequacy of the Company's internal audit program, internal audit staff and financial organization; (b) to evaluate the Company's internal control structure; (c) to recommend annually to the Board of Directors the appointment of independent auditors at determined fees; (d) to approve the scope of the prospective annual audit; and (e) to review the results of various examinations of the Company and its affiliates and management's response thereto.

    The Compensation Committee, which met six times during 1995, presently consists of Directors Allison, Arnold, Cress, Cupp, Nolan and Sowell. The function of the Compensation Committee is to establish and review the compensation and benefits of certain officers of the Company.

    All of the incumbent members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which they served during the last fiscal year, with the exceptions of Directors Arnold, Hussman and M. Murphy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE SIX PERSONS IDENTIFIED ABOVE AS NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash and Other Compensation

    The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the four highest-paid executive officers during the Company's last three fiscal years:

                                         SUMMARY COMPENSATION TABLE
                                                                       Long-term Compensation
                                                                      ------------------------
                                          Annual Compensation                  Awards
                                   ---------------------------------  ------------------------
                                                        Other Annual  Restricted    Securities   All Other
                                                        Compensation     Stock      Underlying  Compensation
Name and Principal Position  Year  Salary($)  Bonus($)     ($)(1)     Awards(s)($)  Options(#)     ($)(2)
---------------------------  ----  ---------  --------  ------------  ------------  ----------  ------------
Barnett Grace                1995   363,216    210,549           --            --     24,075(3)      11,341
  Chairman, President and    1994   357,782    164,270           --            --         --          6,032
  Chief Executive Officer    1993   314,350    162,000           --            --     30,672(3)       5,148
  of the Company

Jack Fleischauer, Jr.(4)     1995   220,801    107,768           --            --     13,793(3)         870
  President and Chief        1994   129,400     91,558           --            --     21,347(3)         870
  First Commercial Bank, N.A.1993       N/A        N/A          N/A           N/A        N/A            N/A

Edwin P. Henry               1995   203,316     90,291           --            --     12,821(3)       7,501
  Executive Vice President   1994   182,333     79,235           --            --         --          5,205
  of the Company             1993   147,225     61,312           --            --      7,029(3)       5,665

Neil S. West(5)              1995   199,500     64,950           --            --     18,171(3)       6,504
  President and Chief        1994   182,333     52 752           --            --         --          3,128
  State First Financial      1993       N/A        N/A          N/A           N/A        N/A            N/A

Bill I. Crutchfield          1995   153,816     40,800           --            --      5,528(3)       1,440
  Chairman, President and    1994       N/A        N/A          N/A           N/A        N/A            N/A
  Chief Executive Officer,   1993       N/A        N/A          N/A           N/A        N/A            N/A
  State First National Bank,
  Texarkana, Texas; Exective
  Vice President, State First
  Financial Corporation

---------------
(1) Amounts representing personal benefits are not included in this table. The Company has a policy of providing country club memberships to some of its officers. The recipients of these items are selected by the Company's executive management. The Company also provides a medical expense allowance to certain executive officers. In the Company's estimation, the dollar amount of such items for the personal benefit of each named officer does not exceed the lesser of $50,000 or ten percent (10%) of the aggregate remuneration for any individual.

(2) "All Other Compensation" for the year ended December 31, 1995, includes the following for Messrs. Grace, Fleischauer, Henry, West and
     Crutchfield: (i) Company contributions to the 401(k) Retirement Savings

     Plan of $2,610, $0, $2,917, $2,610 and $0 on behalf of each of the named executives, respectively, (ii) Company contributions to the Non-Qualified Deferred Compensation Plan of $7,291, $0, $2,335, $2,454 and $0 on behalf of each of the named executives, respectively, and (iii) Company contributions to the Company's group life insurance policy of $1,440, $870, $2,250, $1,440 and $1,440, respectively. There is no arrangement or understanding, formal or informal, whereby the named executive officers have or will receive or be allocated an interest in any cash surrender value under the Company's insurance policy.

(3) Reflects a seven percent stock dividend paid January 2, 1996, a five percent stock dividend paid January 3, 1995, and a three-for-two stock split effected in the form of a stock dividend paid January 3, 1994.

(4) Jack Fleischauer, Jr., was employed with the Company as president and chief executive officer of First Commercial Bank, N.A., in May 1994.

(5) Neil S. West was elected president and chief executive officer of State First Financial Corporation in May 1994.


Options Granted and Options Exercised in the Last Fiscal Year

    The following table sets forth certain information concerning options granted during 1995 to the named executive officers:

                                            OPTION GRANTS IN 1995

                                Individual Grants
---------------------------------------------------------------------------------
                         Number of     % of Total
                        Securities       Options                                    Grant Date Present Value
                        Underlying     Granted to    Exercise or                     as Calculated per the
                          Options     Employees in    Base Price                      Black-Scholes Option
        Name           Granted(#)(1)  Fiscal Year(3)  ($/Share)   Expiration Date      Pricing Model($)(2)
---------------------  -------------  -------------  -----------  ----------------  ------------------------
Barnett Grace .......       10,700            8.3        22.90      March 21, 2005                62,777
                            13,375           11.2        32.13   December 13, 2005               110,009

Jack Fleischauer, Jr.        6,123            4.8        22.90      March 21, 2005                35,924
                             7,670            6.4        32.13   December 13, 2005                63,137

Edwin P. Henry ......        5,691            4.4        22.90      March 21, 2005                33,389
                             7,130            5.9        32.13   December 13, 2005                58,692

Neil S. West ........        5,691            4.4        22.90      March 21, 2005                33,389
                            12,480           10.4        32.13   December 13, 2005               102,732

Bill I. Crutchfield..        2,853            2.2        22.90      March 21, 2005                16,738
                             2,675            2.2        32.13   December 13, 2005                22,020

----------
(1) Options become exercisable with respect to 20% of the shares covered thereby on the anniversary of the grant date in 1996, 1997, 1998, 1999 and 2000. If the Company is acquired by another company, any unexercisable portion of the options will become immediately exercisable.

(2) Based on the Black-Scholes option pricing model as adjusted for the payment of dividends. Valuations under the model depend on such factors as the volatility of a security's return, the level of interest rates, the relationship of the underlying stock's price to the strike price of the option, current dividends and the time remaining until the option expires. Valuations under the same model could change if different assumptions as to factors such as volatility and interest rates were made. Option values are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the values reflected in this table will be realized. The specific variables used for the Black-Scholes valuation in the above table are as follows: annual volatility of the Company's rate of return on stock of 17.40%; risk-free rate of 6.25%; annual dividend yield as of date of option grant of 3.07%; and time to exercise of ten years. The option's exercise price equals 100% of the fair market value of the Company's stock on the date of the grant.

(3) The Company made two stock options grants in 1995. No options were granted during 1994.

    The following table summarizes options exercised during 1995 and presents the value of unexercised options held by the named executive officers at December 31, 1995:

                            OPTION EXERCISES IN 1995 AND YEAR-END OPTION VALUES

                                    Value Realized     Number of Securities         Value of Unexercised
                                    (Market price     Underlying Unexercised            in-the-Money
                         Shares      at exercise      Options at 12/31/95(#)      Options at 12/31/95($)(1)
                       Acquired on  less exercise   ---------------------------  ---------------------------
      Name             Exercise(#)    price)($)      Exercisable  Unexercisable   Exercisable  Unexercisable
--------------------   -----------  --------------  ------------- -------------  ------------- -------------
Barnett Grace ......       3,210          68,951         84,740        45,553      1,982,635       404,732

Jack Fleischauer, Jr.         --              --          4,269        30,871         60,022       305,184

Edwin P. Henry .....          --              --         72,705        20,060      1,791,334       463,848

Neil S. West .......          --              --          7,878        25,978        108,039       169,469

Bill I. Crutchfield.          --              --             --         5,528             --        29,761

----------
(1) Amounts represent the excess of the market value over the exercise price for all exercisable shares and all unexercisable shares at December 31, 1995.

Pension Plan

    The following table sets forth the annual life annuity payable under the Company's qualified pension plans to participating employees in the specified remuneration and years of service classification:

                           ESTIMATED ANNUAL BENEFITS

   Final 5 Year                 Years of Service at Retirement
  Average Annual  ----------------------------------------------------------
   Compensation       15          20          25          30          35
  --------------  ----------  ----------  ----------  ----------  ----------
     $100,000      $25,507     $34,010     $42,512     $42,512     $42,512
      150,000       40,507      54,010      67,512      67,512      67,512
      200,000       40,507      54,010      67,512      67,512      67,512
      300,000       40,507      54,010      67,512      67,512      67,512
      400,000       40,507      54,010      67,512      67,512      67,512
      500,000       40,507      54,010      67,512      67,512      67,512
      600,000       40,507      54,010      67,512      67,512      67,512

    Covered compensation comprises basic compensation, and bonuses or incentive compensation up to 20% of basic compensation, paid to all plans' participants. Beginning with the 1989 plan year, a $200,000 annual pay limit became effective for all qualified plans. The annual pay limit was reduced in 1994 to $150,000 as a result of the Budget Reconciliation Act of 1993. This limit is adjusted annually for increases in the cost-of-living index in $10,000 increments. The limit for 1996 is $150,000. Transitional rules preserve an employee's accrued benefit if such person had an accrued benefit based on compensation greater than $200,000 prior to January 1, 1989, or greater than $150,000 prior to January 1, 1994. The final average compensation is averaged over the highest five consecutive years out of the final ten years of employment. Benefits commence at age 70 1/2 or at retirement if earlier, and continue for the lifetime of the participant. The pension benefits are on the basis of a life only annuity and are not reduced for Social Security or other benefits received by the participants. The estimated years of service at December 31, 1995, for each of the named executive officers is as follows: Barnett Grace, 24; Jack Fleischauer, Jr., 2; Edwin P. Henry, 34; Neil S. West, 3; and Bill I. Crutchfield, 17.

Remuneration of Directors

    All members of the Board of Directors are paid a fee of $350 per month for advice and assistance called for on a day-to-day basis as well as $400 per meeting for all regular and special meetings of the Board which they attend. Members of the Board serving on Board committees are paid a fee of $400 for each meeting they attend and $175 for each meeting via telephone conference in which they participate.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of the following directors: Allison, Arnold, Cress, Cupp, Nolan and Sowell.

    Cecil W. Cupp, Jr., who serves as a director of the Company and as a member of the Compensation Committee, formerly served as Chairman of the Board of Arkansas Bank & Trust Company, a subsidiary of the Company. His retirement from that position was effective December 31, 1994.

               FIRST COMMERCIAL CORPORATION'S 1995 COMPENSATION
                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company presents its report which documents the elements of the Company's executive compensation programs and describes the basis on which 1995 compensation determinations were made by the Committee with respect to the named executive officers in the Proxy Statement.

COMPENSATION PHILOSOPHY

    The following compensation guidelines have been adopted by the Committee and represent the general principles that the Committee considers regarding the remuneration of officers of the Company.

The compensation principles of the Company are:

--The Company should provide a compensation package that is competitive given our relative size and performance within the banking industry. Our pay posture should enable the Company to attract and retain key executives.

--Our incentive programs should focus attention on the Company's annual and long-term business objectives and strategy, and should focus executive behavior on meeting those goals.

--Our pay programs should not provide incentives for our executives to take undue risks in managing the enterprise, nor lead executives to expose the Company and our customers to policies or practices that would undermine the financial strength and reputation of our institution.

--Our pay program should provide incentive opportunities to improve overall corporate performance relative to other financial institutions with which we compete.

--The Company should provide stock-based, long-term incentive opportunities to key executives so that executives experience a link between their performance and the returns they generate on behalf of shareholders.

COMPENSATION PROGRAM COMPONENTS

    The particular pay programs for executive officers currently in place at the Company are described below. The Committee actively administers these programs to ensure that they adhere to our compensation principles.

Base Salary

    The Committee establishes base pay levels for executives according to industry salary practices as reflected by published salary surveys. Base pay levels are determined through comparisons with other financial institutions of similar asset size to the Company with a return on assets of at least 1.00%. These comparisons are with companies contained in national, regional and local salary surveys conducted by compensation consultants. These surveys differ from the NASDAQ Financial Stocks Index which the Company uses for the performance graph appearing herein. This index was selected because it is broad-based and thus less subject to volatility on a year-to-year basis. While median levels of compensation are used in survey comparisons, experience within the Company and experience within the actual position are taken into consideration when establishing appropriate salary levels. It is generally the Committee's practice to move executives toward the midpoint of their salary range once they have attained three to five years experience within the position. Thus, executive salary increases are based on competitive practices (i.e., industry survey research), corporate guidelines (i.e., the Company's annual budget and salary administration process), and individual performance (i.e., each executive's stated personal objectives established on an annual basis in accordance with the Company's three year strategic and annual operating plans).

Annual Incentive Compensation

    All executive officers are eligible for and participate in incentive compensation plans. The purpose of the plans is to encourage the achievement of the Company's key financial and operational objectives and to directly link total cash compensation to the performance of the Company and its affiliates. In addition to a stated target award percentage for each participant, there is a threshold level of performance before any incentive pay can be generated from a plan. Basic components of the Corporate plan for Messrs. Grace and Henry include growth (earnings per share), profitability (return on average common stockholders' equity) and quality (accomplishment of personal objectives of each executive officer), each weighted equally. For 1995, the Company's Growth Factor target and the Profitability Factor target were exceeded; and for the third factor, Quality, each executive's accomplishment of personal objectives was reviewed and found to be acceptable.

    In his capacity as affiliate bank chief executive officer, Mr. Fleischauer received his incentive compensation which was determined by the performance of First Commercial Bank, N.A. In their capacities as affiliate bank chief executive officers and executive officers of State First Financial Corporation, Messrs. West and Crutchfield received their incentive compensation which was determined by the performance of Tyler Bank & Trust, N.A., for Mr. West and State First National Bank, Texarkana, Texas, for Mr. Crutchfield, and State First Financial Corporation for both. Basic components of the affiliate bank chief executive officer plan include bank performance indicators (return on average assets, growth in pre-tax, pre-provision for loan and lease losses income and loan portfolio rating), the Company's earnings per share and an individual rating. The bank performance is weighted 50%, with earnings per share and individual rating weighted 25% each. For 1995, the bank performance targets and earnings per share target were exceeded for First Commercial Bank, N.A., Tyler Bank & Trust, N.A., and State First National Bank, Texarkana, Texas, and the individual ratings were reviewed. State First Financial Corporation did not reach its target; however, results were above threshold.

Stock Option Program

    In 1987, the Company adopted the 1987 Incentive and Nonqualified Stock Option Plan. The purpose of the Plan is to retain employees with a high degree of training, experience and ability, to attract highly qualified new employees, to encourage a sense of ownership in the Company, and to stimulate the active interest of participants in the development and financial success of the Company. The Plan allows for the issuance of incentive stock options and nonqualified stock options at no less than fair market value of the Company's stock on the date the option is granted. Options granted under the Plan vest in 20% cumulative installments after the first, second, third, fourth and fifth anniversaries of the granting of the option. No executive officer may receive in a single year more than 25% of the total number of options granted in that year or receive over the life of the Plan more than 25% of the total number of options granted over the life of the Plan.

    Prior to any grant, the Committee reviews the performance of the Company as well as the authorized and outstanding options. The Company's Board of Directors' policy is that five percent will be the maximum number of options outstanding as a percent of total shares outstanding at any one time.

DISCUSSION OF 1995 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    The following is a description of the decisions made by the Committee regarding compensation for Mr. Barnett Grace for 1995:

--Base salary was increased to $363,216 per annum in 1995. The Committee regards Mr. Grace's pay as being appropriate considering his years of experience in this position and competitive compared to financial institutions of similar size to the Company. Mr. Grace's base compensation is reviewed annually utilizing the process discussed under the heading "Base Salary."

--The Compensation Committee has awarded Mr. Grace an annual bonus for 1995 in the amount of $210,549. The Company has exceeded target levels established in the annual incentive plan, as described under the heading, "Annual Incentive Compensation," in terms of earnings per share growth and return on average common stockholders' equity. The Committee has deemed the 10.7% growth in earnings per share and the 15.02% return on average common stockholders' equity in comparison with Company target and peer group performance to be of a sufficient magnitude to warrant this payout under the Company's incentive plan.

SUMMARY

    The Committee's compensation decisions for the Chairman and other executive officers in 1995 are consistent with the Company's performance, our stated compensation guidelines, and the provisions of our compensation programs. The Committee will continue to monitor and administer all compensation programs for the Company.

The Compensation Committee

   John W. Allison
   Truman Arnold
   Robert G. Cress
   Cecil W. Cupp, Jr.
   William C. Nolan, Jr.
   Sam C. Sowell, Chairperson

                            STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1995, with the cumulative total returns on the S&P SmallCap 600 Index and the NASDAQ Financial Stocks Index. The comparison assumes $100 was invested on December 31, 1990, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

      Comparison of First Commercial Corporation, S&P SmallCap 600 Index,
                       and NASDAQ Financial Stocks Index


         [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                  First Commercial   S&P SmallCap 600   NASDAQ Financial
                  ----------------   ----------------   ----------------
[S]               [C]                [C]                [C]
        1990          $   100.00         $   100.00         $   100.00
        1991              222.40             148.49             154.74
        1992              243.22             179.74             221.32
        1993              253.27             213.50             257.23
        1994              268.21             203.31             257.83
        1995              409.45             264.22             375.64


     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Company stock.

    Based upon a review of copies of such reports filed with the Commission and written representations that no other reports were required to be filed, it is the Company's belief that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 1995, except as discussed below.

    A statement of changes in beneficial ownership report relating to three transactions for one trust in which Truman Arnold has the right to direct the voting was filed late. The trust is current on its Section 16(a) filings at the time of this mailing.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with executive officers of the Company, directors of the Company and principal shareholders. Loans made to members of this group, including companies in which they are principal owners (10% or more ownership interest) amounted to approximately $37.4 million at the highest point in 1995, which represents 9.9% of the Company's average equity capital. Such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The loans do not include more than a normal risk of collectibility and do not involve any unfavorable features.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

    The authorized capital stock of the Company presently consists of:

      34,000,000 shares of common stock, $3 par value per share

         400,000 shares of preferred stock, $1 par value per share

    The Board of Directors believes that the number of unreserved shares of common stock presently available for issuance is not sufficient to take care of future contingencies and needs of the Company. Although the Company has no specific plans at this time for the issuance of additional common stock, it is desirable to have additional shares available for possible future financing, stock distributions, or other corporate purposes. In the event that additional shares of common stock are sold or otherwise issued by the Company, the present holders of common stock shall have no preemptive right under the Articles of Incorporation of the Company to purchase any of such shares.

    The Board of Directors has unanimously adopted a resolution and will present to the stockholders the following resolution at the Annual Meeting:

        RESOLVED, that the Board recommends that stockholders approve at the annual meeting of stockholders to be held on April 16, 1996, an amendment to Subsection (a) of Article FIFTH of the Second Amended and Restated Articles of Incorporation, as amended, so that such subsection, as amended, shall be and read as follows:

          (a) AUTHORIZED SHARES. The total number of shares of capital stock which this Corporation shall have authority to issue is 50,400,000, which shall consist of 50,000,000 shares of common stock, all of which shall be Three Dollars ($3.00) par value per share (the "Common Stock"), and 400,000 shares of preferred stock, all of which shall be One Dollar ($1.00) par value per share (the "Preferred Stock").

    The Amendment will be adopted if the number of votes cast at the meeting in favor of the Amendment exceeds the number of votes cast opposing the Amendment and will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Arkansas. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common stock of the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

    The principal auditor for the Company is the independent certified public accounting firm of Ernst & Young LLP. The Audit Committee recommended to the Board of Directors the appointment of Ernst & Young LLP to examine the Company's consolidated financial statements for the year ended December 31, 1995 The Company has been advised by Ernst & Young LLP that neither it nor any of its partners or associates has any relationship with the Company other than the usual relationships that exist between independent auditors and clients. The Audit Committee will recommend to the Board of Directors the principal auditors for the year ended December 31, 1996, at the Board's July 1996 meeting.

    Representatives of Ernst & Young LLP will be present at the shareholders' meeting, will have an opportunity to make a statement to the shareholders, if desired, and will be available to respond to appropriate questions from shareholders.

                                OTHER MATTERS

    So far as is now known to the management of the Company, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should any other matters properly come before the Annual Meeting, the persons named in the attached Proxy will have discretionary authority to vote all proxies in accordance with their judgment.

                             FINANCIAL STATEMENTS

    Financial statements of the Company appear in the Company's 1995 Annual Report to Shareholders which is being delivered herewith.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals, if any, to be included in the Company's 1997 Proxy Statement and presented at the Company's 1997 annual meeting of shareholders must be received by the Company at its office in Little Rock, Arkansas, addressed to the Secretary, not later than November 19, 1996.

                                          By Order of the Board of Directors,

                                           /s/ Donna Rogers

                                          Donna B. Rogers, Secretary

Little Rock, Arkansas
March 18, 1996

                                  PROXY CARD

                         FIRST COMMERCIAL CORPORATION
                          First Commercial Building
                           400 West Capitol Avenue
                         Little Rock, Arkansas  72201
                         Telephone No. (501) 371-7000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    PROXY

    The undersigned hereby appoints Guy Amsler, Jr. and James H. Rice, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of First Commercial Corporation, held of record by the undersigned on February 22, 1996, at the annual meeting of shareholders to be held on April 16, 1996, or any adjournment thereof.

A vote "FOR" the following proposals is recommended by the Board of Directors.

1.  ELECTION OF DIRECTORS

    [   ]  FOR all nominees listed below             [   ]  WITHHOLD AUTHORITY
           (except as marked to the contrary below)         to vote for all
                                                            nominees

    (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name in the list below.)

   Nominees:
          JOHN W. ALLISON  *  WILLIAM H. BOWEN  *  CECIL W. CUPP, JR.
            BARNETT GRACE  *  JACK G. JUSTUS  *  MICHAEL W. MURPHY

2. To approve the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 34,000,000 to 50,000,000.

              [   ]  FOR          [   ]  AGAINST      [   ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           (Continued on other side)

                          (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated                         , 1996
         ------------------------          ---------------------------------
                                            Signature

                                           ---------------------------------
                                            Signature if jointly held

                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN THIS PROXY PROMPTLY
                                           USING THE ENCLOSED ENVELOPE.